UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2023

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2023, the Board of Directors of Ocugen, Inc. (the “Company”) appointed Michael Breininger, who is currently the Corporate Controller, as the Company’s Interim Chief Accounting Officer and principal financial officer, effective as of September 15, 2023. In addition, effective as of September 15, 2023, (i) Shankar Musunuri, Ph.D., MBA, the Company’s Chairman, Chief Executive Officer & Co-Founder, is no longer serving as the Company’s interim principal financial officer, and (ii) Ramesh Kumar, Ph.D., a director of the Company, is no longer serving as the Company’s Interim Chief Accounting Officer.

Mr. Breininger will carry out his role as Corporate Controller, Interim Chief Accounting Officer and principal financial officer of the Company pursuant to an agreement between the Company and CFGI. The agreement is for a term of twelve months and outlines the scope of responsibilities of CFGI, as well as Mr. Breininger’s role. These include, but are not limited to, matters relating to the preparation and filing of the Company’s periodic reports under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the preparation of the Company’s financial statements included therein, and assisting the Company’s independent auditors with respect to developing and maintaining a system of internal control over financial reporting and disclosure controls and procedures. CFGI will be compensated $52,500 monthly. CFGI will be responsible for all payments to Mr. Breininger. As a result, Mr. Breininger will receive no direct compensation from the Company and the amount of aggregate payments made to CFGI will be based on the amount of work performed on the Company’s behalf. Though Mr. Breininger is not a direct employee of the Company, he is entitled to all indemnification and other protections that are afforded to directors and officers of the Company.

Michael Breininger, age 41, has served as a Managing Director at CFGI,  a leading firm providing accounting, reporting, tax, and compliance services, since January 2022, and prior to that, served as a Senior Manager at CFGI from July 2019 to January 2022. Prior to joining CFGI, Michael served as Assistant Controller at Singer Equipment Company from June 2017 to July 2019, and was previously an Assurance Manager at PricewaterhouseCoopers. Michael holds a Bachelor of Science in Accounting from West Chester University, a Master of Business Administration from Saint Joseph’s University, and a certificate in Lean Six Sigma from Villanova University. He is a Certified Public Accountant in Pennsylvania and a Lean Six Sigma Black Belt. He is a member of both the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

Other than as discussed above, there are no arrangements or understandings between Mr. Breininger, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Breininger was appointed as our Interim Chief Accounting Officer and principal financial officer. Mr. Breininger does not have a family relationship with any of the Company’s directors or executive officers. Furthermore, there are no transactions between Mr. Breininger and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2023

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chairman, Chief Executive Officer, & Co-Founder